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                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

The Board of Directors
Mellon Bank Corporation

     We consent to the use of our report incorporated by reference and to the reference to our firm under the caption "Experts" in the Registration Statement (on Form S-3) of Mellon Bank Corporation for the registration of 5,069,403 shares of its common stock, $0.50 par value.

                                                   KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                                   KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
March 5, 1998